[GRAPHIC OMITTED] NCO(SM)
-------------------------
                  GROUP

                                                          EXHIBIT 99.1

                                                          NEWS RELEASE

FOR IMMEDIATE RELEASE


                       NCO GROUP ANNOUNCES FOURTH QUARTER
                       RESULTS OF $0.23 PER DILUTED SHARE,
                    AFTER SPECIAL CHARGES OF $0.15 PER SHARE


HORSHAM, PA, FEBRUARY 13, 2006 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ: NCOG), a leading provider of business process outsourcing services, announced today that during the fourth quarter of 2005, it reported net income of $7.5 million, or $0.23 per diluted share, as compared to net income of $12.2 million, or $0.36 per diluted share, in the fourth quarter of 2004. These results are after special charges of $5.2 million, net of taxes, or approximately $0.15 per diluted share.

The special charges are associated with the previously announced restructuring of the Company's legacy operations to streamline the cost structure, and integration of recent acquisitions. The restructuring charges are included as a separate line item under operating costs and expenses, and the integration charges are included in payroll and related expenses and selling, general and administrative expenses.

NCO is organized into four divisions that include Accounts Receivable Management North America ("ARM North America"), Customer Relationship Management ("CRM"), Portfolio Management, and Accounts Receivable Management International ("ARM International").

Overall revenue in the fourth quarter of 2005 was $290.3 million, an increase of 22.4%, or $53.0 million, from revenue of $237.3 million in the fourth quarter of 2004. Included in ARM North America's revenue for the fourth quarter of 2005, was $29.3 million of inter-company revenue from Portfolio Management and included in ARM International's revenue was $50,000 of inter-company revenue from Portfolio Management. Included in ARM North America's revenue for the fourth quarter of 2004 was $15.4 million of inter-company revenue from Portfolio Management and included in ARM International's revenue was $86,000 of inter-company revenue from Portfolio Management. All inter-company revenue is eliminated in consolidation.

For the fourth quarter of 2005, ARM North America's revenue was $211.7 million as compared to $176.8 million in the fourth quarter of 2004. The increase was primarily attributable to the acquisition of Risk Management Alternatives, Inc. ("RMA"), which was completed on September 12, 2005. The increase was also attributable to an increase in inter-company revenue from Portfolio Management. During the quarter, the lingering effects from Hurricanes Katrina and Rita continued to negatively impact our collection efforts in the affected areas. In addition, the Company experienced the expected deterioration in the amount of payments it received from consumers as compared to the fourth quarter of 2004, which the Company believes is due to the effects of higher fuel costs on the broader economy. Continued pressure from client initiatives to reduce costs also had an adverse impact on revenue. During the quarter this division recorded approximately $4.0 million, net of tax, of restructuring charges and costs associated with integration of the Company's recent acquisitions.

For the fourth quarter of 2005, CRM's revenue was $54.1 million as compared to $46.8 million in the fourth quarter of 2004. This $7.3 million increase was primarily attributable to new client ramp-up during the third and fourth quarters of 2005. While these new contracts will allow this division to expand its revenue base in 2006, the deployment of large numbers of seats on an expedited schedule adversely impacted near-term earnings due to incremental operating expenses related to the implementation of these new business opportunities. Partially offsetting the revenue from new clients was the previously discussed reduction in revenue from a major client where we ceased providing certain services when they decided to exit the consumer long-distance space due to a change in telecommunications laws. During the quarter this division recorded approximately $477,000, net of tax, of restructuring charges.

For the fourth quarter of 2005, Portfolio Management's revenue was approximately $48.8 million compared to $26.0 million in the fourth quarter of 2004. The increase primarily reflects additional revenue from portfolio assets acquired as part of two business combinations during the third quarter of 2005, as well as $4.1 million of revenue from the expected sale of portions of several older portfolios with little or no remaining carrying value.

For the fourth quarter of 2005, ARM International had revenue of approximately $5.1 million compared to $3.1 million in the fourth quarter of 2004. The increase in revenue was primarily attributable to the acquisition of the international operations of RMA. During the quarter this division recorded approximately $785,000, net of tax, of restructuring and integration charges.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the fourth quarter we continued to execute on the planned restructuring of our service platform, which is expected to begin yielding tangible benefits as we move through 2006. This effort will allow us to better react to the changing needs of our client base. In combination with continued strong growth opportunities within our CRM and Portfolio sectors, these changes should allow us to meet our overall goal of providing our investors with consistent growth in both revenue and earnings."

NCO also announced that it expects diluted earnings per share to be approximately $1.52 to $1.72 for 2006. This range includes the effects of approximately $6.1 million, after taxes, or approximately $0.18 per diluted share, of restructuring and integration costs expected to be incurred during the first quarter of 2006. For the first quarter NCO expects diluted earnings per share to be approximately $0.17 to $0.22. This range includes the effects of the approximately $6.1 million, after taxes, or approximately $0.18 per diluted share, of restructuring and integration costs.

NCO will host an investor conference call on Tuesday, February 14, 2006, at 10:00 a.m., ET, to address the items discussed in the press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing 888-209-7450 (domestic callers) or 706-643-7734 (international callers) and providing the pass code 5031185. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing 800-642-1687 (domestic callers) or 706-645-9291 (international callers) and providing the pass code 5031185. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a Report on Form 8-K.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through over 100 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information contact:

NCO INVESTOR RELATIONS
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions or that the restructuring charges will be greater than anticipated, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, including the acquisition of Risk Management Alternatives, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
                 ______________________________________________

                                 NCO GROUP, INC.
                        UNAUDITED SELECTED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


STATEMENTS OF INCOME:

                                                         FOR THE THREE MONTHS ENDED               FOR THE TWELVE MONTHS ENDED
                                                                 DECEMBER 31,                             DECEMBER 31,
                                                    -------------------------------------    --------------------------------------
                                                          2005                2004                 2005                 2004
                                                    -----------------   -----------------    ------------------   -----------------
Revenues                                                   $ 290,337           $ 237,265           $ 1,052,283           $ 939,797

Operating costs and expenses:
      Payroll and related expenses                           151,777             123,766               528,932             472,915
      Selling, general and admin. expenses                    99,838              79,102               376,606             324,187
      Restructuring charge                                     7,179                   -                 9,621                   -
      Depreciation and amortization expense                   12,791              10,820                45,787              40,225
                                                    -----------------   -----------------    ------------------   -----------------
                                                             271,585             213,688               960,946             837,327
                                                    -----------------   -----------------    ------------------   -----------------
Income from operations                                        18,752              23,577                91,337             102,470

Other income (expense):
      Interest and investment income                             818                 823                 3,162               3,185
      Interest expense                                        (7,038)             (5,361)              (22,615)            (21,244)
      Other income                                                 -                   -                    30                 447
                                                    -----------------   -----------------    ------------------   -----------------
                                                              (6,220)             (4,538)              (19,423)            (17,612)
                                                    -----------------   -----------------    ------------------   -----------------
Income before income taxes                                    12,532              19,039                71,914              84,858

Income tax expense                                             4,189               6,831                26,182              32,389
                                                    -----------------   -----------------    ------------------   -----------------

Income before minority interest                                8,343              12,208                45,732              52,469

Minority interest                                               (843)                  -                (1,213)               (606)
                                                    -----------------   -----------------    ------------------   -----------------

Net income                                                 $   7,500           $  12,208           $    44,519           $  51,863
                                                    =================   =================    ==================   =================

Net income per share:
      Basic                                                $    0.23           $    0.38           $      1.39           $    1.71
                                                    =================   =================    ==================   =================
      Diluted                                              $    0.23           $    0.36           $      1.33           $    1.60
                                                    =================   =================    ==================   =================

Weighted average shares outstanding:
      Basic                                                   32,174              32,043                32,125              30,397
      Diluted                                                 32,311              36,395                36,158              34,652


SELECTED BALANCE SHEET INFORMATION:

                                                               AS OF DECEMBER 31,
                                                    -------------------------------------
                                                          2005                2004
                                                    -----------------   -----------------
Cash and cash equivalents                                $    23,287         $    26,334
Current assets                                               323,134             245,839
Total assets                                               1,327,232           1,113,889

Current liabilities                                          151,648             175,369
Long-term debt, net of current portion                       321,834             186,339
Shareholders' equity                                         742,685             695,601

                                 NCO GROUP, INC.
                    UNAUDITED SELECTED SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                                            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005
                                           -----------------------------------------------------------------------------------------
                                             ARM NORTH                   PORTFOLIO         ARM        INTERCOMPANY
                                              AMERICA         CRM       MANAGEMENT    INTERNATIONAL  ELIMINATIONS (1)  CONSOLIDATED
                                           -----------    ----------   ------------  --------------  ---------------   -------------
Revenues                                    $ 211,717      $ 54,071       $ 48,777         $ 5,109        $ (29,337)      $ 290,337

Operating costs and expenses:
   Payroll and related expenses               102,755        43,912          1,853           3,257                -         151,777
   Selling, general and admin. expenses        86,832        10,167         30,416           1,760          (29,337)         99,838
   Restructuring charge                         5,304           846              -           1,029                -           7,179
   Depreciation and amortization expense        7,750         4,325            413             303                -          12,791
                                           -----------    ----------   ------------  --------------  ---------------   -------------
                                              202,641        59,250         32,682           6,349          (29,337)        271,585
                                           -----------    ----------   ------------  --------------  ---------------   -------------

Income (loss) from operations                 $ 9,076      $ (5,179)      $ 16,095        $ (1,240)             $ -        $ 18,752
                                           ===========    ==========   ============  ==============  ===============   =============

                                                            FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
                                           -----------------------------------------------------------------------------------------
                                             ARM NORTH                   PORTFOLIO         ARM        INTERCOMPANY
                                              AMERICA         CRM       MANAGEMENT    INTERNATIONAL  ELIMINATIONS (1)  CONSOLIDATED
                                           -----------    ----------   ------------  --------------  ---------------   -------------
Revenues                                    $ 176,844      $ 46,785       $ 25,956         $ 3,130        $ (15,450)      $ 237,265

Operating costs and expenses:
   Payroll and related expenses                87,794        33,609            481           1,882                -         123,766
   Selling, general and admin. expenses        70,555         7,418         15,810             769          (15,450)         79,102
   Depreciation and amortization expense        7,807         2,797             70             146                -          10,820
                                           -----------    ----------   ------------  --------------  ---------------   -------------
                                              166,156        43,824         16,361           2,797          (15,450)        213,688
                                           -----------    ----------   ------------  --------------  ---------------   -------------

Income from operations                       $ 10,688       $ 2,961        $ 9,595           $ 333              $ -        $ 23,577
                                           ===========    ==========   ============  ==============  ===============   =============

(1) Represents the elimination of intercompany revenue for accounts receivable management services provided by ARM North America and ARM International to Portfolio Management.